Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER OF FISCAL 2015

SANTA CLARA, Calif., — August 28, 2014 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the first quarter of fiscal 2015 that ended on July 31, 2014.

Revenues for the first quarter of fiscal 2015 were $406.5 million, as compared to $331.0 million in the fourth quarter of fiscal 2014, and $373.7 million in the first quarter of fiscal 2014. GAAP net income in the first quarter of fiscal 2015 was $45.3 million, or $0.78 per diluted share, as compared to net income of $15.1 million, or $0.26 per diluted share in the fourth quarter of fiscal 2014, and $23.1 million, or $0.42 per diluted share in the first quarter of fiscal 2014. For the first quarter of fiscal 2015, the Company recorded a non-cash tax benefit of $15.1 million, as compared to $8.9 million for the first quarter of fiscal 2014. These tax benefits reflected the lapse of applicable statutes of limitations in certain foreign jurisdictions.

Non-GAAP net income in the first quarter of fiscal 2015 was $54.4 million, or $0.91 per diluted share. Non-GAAP net income in the fourth quarter of fiscal 2014 was $23.9 million, or $0.40 per diluted share. Non-GAAP net income in the first quarter of fiscal 2014 was $31.7 million, or $0.55 per diluted share. Non-GAAP net income excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income to non-GAAP net income for the three months ended July 31, 2014, July 31, 2013 and April 30, 2014.

GAAP gross margin for the first quarter of fiscal 2015 was 21.7%, as compared to 20.1% for the fourth quarter of fiscal 2014 and 17.4% for the first quarter of fiscal 2014. The sequential increase in first quarter gross margin reflected a favorable product mix shift towards our newer and higher resolution products.

The Company ended the period with cash, cash equivalents and short-term investments totaling $524.2 million, an increase of $73.2 million from the previous quarter. The increase was primarily attributable to cash provided by operating activities in the first quarter of fiscal 2015.

“We are pleased with our strong results for the first quarter, driven primarily by our mobile phones and automotive businesses. In addition, we continued to see improvements on multiple financial metrics, including gross margin and cash balance,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “We are proud of our strong execution in ramping up multiple members of our PureCel sensor family for our mobile phone customers. We believe that the secular trend towards 4G and smartphones, especially in China and India, will drive our growth in the near-term.”

Outlook

Based on current trends, the Company expects revenues for the second quarter of fiscal 2015 will be in the range of $360 million to $390 million and GAAP net income per share will be between $0.29 and $0.45 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share will be between $0.43 and $0.59 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies, Inc. will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 877-415-3179 (domestic) or 857-244-7322 (international) and entering passcode 74279438.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 84123985.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products are highly integrated, single-chip CMOS image sensors for consumer and commercial applications, including mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements regarding the trend toward 4G and smart phones in China and India driving our growth and statements regarding our expectations regarding revenues and earnings per share for the three months ending October 31, 2014 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain or increase sales to current key customers and end-users of our products; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; our ability to increase the average selling prices or lower the costs associated with the development and manufacture of our new, complex products and technologies; fluctuations of wafer manufacturing costs, manufacturing yields, manufacturing capacity and other manufacturing processes and the impact on gross margins; the continued growth and development of current markets and the emergence of new markets in which we sell, or may sell, our products; fluctuations in sales mix and average selling prices; our ability to timely complete the product development cycle for new sensors; our ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems; our dependence on third party wafer foundries and their ability to manufacture our wafers in the required quantities, at acceptable quality, yields and costs, and in a timely manner; our ability to accurately forecast customer demand for our products; the impact of general economic conditions on orders from the end-user customers of our products; the market acceptance of products into which our products are designed; the development, production, introduction and marketing of new products and technology; the occurrence of litigation regarding intellectual property or indemnification claims from our suppliers or customers relating to our intellectual property; our strategic investments and relationships, and other risks detailed from time to time in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expenses and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to additional paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation and the related tax effects, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and net income per share on a basis prepared in accordance with GAAP to enable investors to consider net income and net income per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expenses and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending October 31, 2014
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share	$0.29	$0.45	$0.14	(1)	$0.43	$0.59

(1)         Reflects estimated adjustment for expenses and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	July 31,	April 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$326,695	$297,952
Short-term investments	197,478	152,993
Accounts receivable, net	176,764	172,472
Inventories	288,146	270,935
Deferred income taxes	2,683	4,973
Prepaid expenses and other current assets	6,404	6,576
Total current assets	998,170	905,901
Property, plant and equipment, net	152,093	153,792
Long-term investments	158,353	154,409
Goodwill	10,227	10,227
Intangibles, net	62,704	66,217
Other long-term assets	32,178	32,529
Total assets	$1,413,725	$1,323,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$182,738	$142,012
Accrued expenses and other current liabilities	33,535	31,959
Income taxes payable	664	2,316
Deferred revenues, less cost of revenues	32,685	25,783
Current portion of long-term debt	3,797	3,802
Total current liabilities	253,419	205,872
Long-term liabilities:
Long-term income taxes payable	58,833	86,498
Non-current portion of long-term debt	31,878	32,030
Other long-term liabilities	26,136	11,818
Total long-term liabilities	116,847	130,346
Total liabilities	370,266	336,218

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 78,149 shares issued and 57,550 outstanding at July 31, 2014 and 76,681 shares issued and 56,082 outstanding at April 30, 2014, respectively	78	77
Additional paid-in capital	675,921	664,602
Accumulated other comprehensive income	2,333	2,378
Treasury stock, 20,599 at July 31, 2014 and April 30, 2014, respectively	(278,683)	(278,683)
Retained earnings	643,810	598,483
Total stockholders’ equity	1,043,459	986,857
Total liabilities and stockholders’ equity	$1,413,725	$1,323,075

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	July 31,
	2014	2013
Revenues	$406,536	$373,688
Cost of revenues	318,116	308,527
Gross profit	88,420	65,161

Operating expenses:
Research, development and related	34,732	27,702
Selling, general and administrative	19,210	18,200
Amortization of acquired patent portfolio	2,321	2,321
Total operating expenses	56,263	48,223

Income from operations	32,157	16,938
Equity in earnings of investee	935	1,110
Interest expense, net	(455)	(541)
Other income (expense), net	1,045	(1,177)
Income before income taxes	33,682	16,330

Benefit from income taxes	(11,645)	(6,731)
Net income	$45,327	$23,061

Net income per share:
Basic	$0.80	$0.42
Diluted	$0.78	$0.42

Shares used in computing net income per share:
Basic	56,583	54,611
Diluted	58,158	55,344

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Three Months Ended
	July 31,		April 30,
	2014	2013	2014
GAAP net income	$45,327	$23,061	$15,073
Add:
Stock-based compensation in cost of revenues	985	972	1,006
Stock-based compensation in research, development and related expenses	4,260	3,794	4,480
Stock-based compensation in selling, general and administrative expenses	3,204	3,730	3,645
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	602	170	(299)
Non-GAAP net income	$54,378	$31,727	$23,905

GAAP provision for (benefit from) income taxes	$(11,645)	$(6,731)	$3,178
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	602	170	(299)
Non-GAAP provision for (benefit from) income taxes	$(12,247)	$(6,901)	$3,477

Non-GAAP net income per share:
Basic	$0.96	$0.58	$0.43
Diluted	$0.91	$0.55	$0.40

Shares used in computing non-GAAP net income per share:
Basic	56,583	54,611	56,042
Diluted	60,081	57,509	59,088

Contact Information

Investor Relations:

Arnab Chanda

OmniVision Technologies, Inc.

408.653.3144

invest@ovt.com